UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ascent Capital Group, Inc.
(Name of Registrant as Specified In Its Charter)

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ASCENT CAPITAL GROUP, INC.

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(303) 628-5600

Dear Stockholder:	April 12, 2013

The 2013 annual meeting of stockholders of Ascent Capital Group, Inc. will be held at 10:00 a.m., Mountain Time, on May 22, 2013, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

At the annual meeting, you will be asked to consider and vote on the election of one of our directors, the ratification of our auditors, and a stockholder proposal relating to the redemption of rights issued pursuant to our shareholder rights plan.  Each of the matters to be considered at the annual meeting is described in greater detail in the accompanying proxy statement.

Your vote is important, regardless of the number of shares you own.  Whether or not you plan to attend the annual meeting, please read the accompanying proxy statement and then vote via the Internet, telephone or using your smartphone as promptly as possible.  Alternatively, request a paper proxy card to complete, sign and return by mail.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.  It will not, however, prevent you from later revoking your proxy or changing your vote.

Thank you for your continued support and interest in our company.

Very truly yours,

William R. Fitzgerald
Chairman, President and Chief Executive Officer

The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 12, 2013, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

ASCENT CAPITAL GROUP, INC.

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(303) 628-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2013

NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Ascent Capital Group, Inc. to be held at 10:00 a.m., Mountain Time, on May 22, 2013, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600, to consider and vote on the following:

1.                                      A proposal to re-elect Philip J. Holthouse to serve as a Class II member of our board of directors for a three year term (the director election proposal);

2.                                      A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013 (the auditor ratification proposal); and

3.                                      A stockholder proposal relating to the redemption of the preferred share purchase rights issued pursuant to our Rights Agreement, dated September 17, 2008, as amended (which we refer to as the Rights Plan) (the stockholder proposal).

We describe the proposals in more detail in the accompanying proxy statement.  We encourage you to read the proxy statement in its entirety before voting.  You may also be asked to consider and vote on any other business properly brought before the annual meeting.

Holders of record of our Series A common stock, par value $.01 per share, and Series B common stock, par value $.01 per share, outstanding as of 5:00 p.m., New York City time, on April 3, 2013, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof.  Holders of Series A common stock and Series B common stock will vote together as a single class on each proposal.  A list of stockholders entitled to vote at the annual meeting will be available at our offices for review by our stockholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

The following stockholder approvals are required with respect to the matters described above:

•                  The director election proposal requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.  This means that Mr. Holthouse will be elected if he receives more affirmative votes than any other persons.

•                  Approval of each of the auditor ratification proposal and the stockholder proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Our board of directors has carefully considered and approved each of the director election proposal and the auditor ratification proposal described above and recommends that you vote FOR each of these proposals.  Our board of directors recommends that you vote AGAINST the stockholder proposal described above.

YOUR VOTE IS IMPORTANT.  We urge you to vote as soon as possible by telephone, Internet, smartphone or mail.

By order of the board of directors,

William E. Niles
Executive Vice President, General Counsel and Secretary

Greenwood Village, Colorado
April 12, 2013

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, INTERNET OR SMARTPHONE.  ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

ASCENT CAPITAL GROUP, INC.

a Delaware corporation

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600

PROXY STATEMENT
For Annual Meeting of Stockholders

We are furnishing this proxy statement in connection with our board of directors’ (our Board) solicitation of proxies for use at our 2013 annual meeting of stockholders (our annual meeting) to be held at 10:00 a.m., Mountain Time, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600, on May 22, 2013, or at any adjournment or postponement of the annual meeting.  At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders.  The proposals are described in more detail in this proxy statement.  We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share.

ANNUAL MEETING; PROXIES

Notice and Access of Proxy Materials

We have elected, in accordance with the Securities and Exchange Commission’s (SEC) “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically.  The Notice is first being mailed to our stockholders on or about April 12, 2013.  The proxy materials are first being made available to our stockholders on or about the same date.

The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone or smartphone.  The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge.  We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.

Electronic Delivery

Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. You may also sign up for electronic delivery when you vote by Internet at www.envisionreports.com/ASCMA, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 800-730-4001 (outside the United States 781-575-2879). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

Time, Place and Date

The annual meeting of the stockholders is to be held at 10:00 a.m., Mountain Time, on May 22, 2013, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

Purpose

At the annual meeting, you will be asked to consider and vote on each of the following:

•                  the re-election of our director, Philip J. Holthouse, to serve as a member of our Board for a three year term;

•                  the auditor ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013; and

•                  the stockholder proposal relating to the redemption of the preferred share purchase rights issued pursuant to the Rights Plan.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting.  However, we are not currently aware of any such additional business.

Quorum

In order to carry on the business of the annual meeting, at least a majority of the aggregate voting power represented by the outstanding shares of our Series A common stock and Series B common stock, as of the record date, must be present at the annual meeting, either in person or by proxy.  For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting.  If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on one or more of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (which we refer to as broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

Holders of our Series A common stock and Series B common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 3, 2013 (which is the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes Required

The following stockholder approvals are required with respect to proposals described above:

•                  The director election proposal requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.  This means that Mr. Holthouse will be elected if he receives more affirmative votes than any other persons.

•                  Approval of each of the auditor ratification proposal and the stockholder proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Votes You Have

At the annual meeting, holders of our Series A common stock will have one vote per share for each share of Series A common stock that our records show they owned on the record date, and holders of our Series B common stock will have ten votes per share for each share of Series B common stock that our records show they owned on the record date.  Holders of all series of our common stock will vote together as a single class.

Shares Outstanding

As of the record date, there were approximately 13,397,000 shares of our Series A common stock and 737,000 shares of our Series B common stock outstanding.

Number of Holders

As of the record date, there were approximately 1,000 and 60 record holders of our Series A common stock and our Series B common stock, respectively.  Such amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

Voting Procedures for Record Holders

Holders of record of our common stock as of the record date may vote in person at the annual meeting.  Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card, or by voting by telephone, smartphone or over the Internet.  Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

YOUR VOTE IS IMPORTANT.  It is recommended that you vote by proxy even if you plan to attend the annual meeting.  You may change your vote at the annual meeting.  Specific voting instructions are set forth in this proxy statement and on both the Notice and proxy card.

If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares represented by the proxy will be voted FOR the election of Mr. Holthouse as a director, will be voted FOR the approval of the auditor ratification proposal and AGAINST the stockholder proposal.

If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the director election proposal but will have the same effect as a vote AGAINST the auditor ratification proposal and the stockholder proposal.

If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (assuming a quorum is present).

Voting Procedures for Shares Held in Street Name

General.  If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy.  The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the director election proposal and the stockholder proposal.  Accordingly, to ensure your shares held in street name are voted on such matter, we encourage you to provide specific voting instructions to your broker, bank or other nominee promptly.

Effect of Broker Non-Votes.  Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals.  You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

Before the start of the annual meeting, you may change your vote, by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Ascent Capital Group, Inc., c/o Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.  Any proxy revocation or new proxy must be received before the start of the annual meeting.  In addition, you may change your vote through the Internet or by telephone or smartphone (if you originally voted by the same method) not later than 11:59 p.m., New York City time, on May 21, 2013.

Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.  Please be sure to request a ballot at the annual meeting if you have not voted or wish to change your vote.

If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

The proxies for the annual meeting are being solicited on behalf of our Board.  In addition to this mailing, our employees may solicit proxies personally or by telephone.  We pay the cost of soliciting these proxies.  We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Recommendation of Our Board of Directors

Our Board has carefully considered and approved the director election proposal and the auditor ratification proposal, and recommends that you vote FOR the election of Mr. Holthouse to a new three-year term and that you vote FOR the auditor ratification proposal.  Our Board recommends that you vote AGAINST the stockholder proposal.

Other Matters to Be Voted on at the Annual Meeting

Our Board is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy.  In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock.  All of such information is based on publicly available filings.

The security ownership information is given as of February 28, 2013, and, in the case of percentage ownership information, is based upon 13,389,462 shares of our Series A common stock and 736,833 shares of our Series B common stock, in each case, outstanding on that date.  The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

John C. Malone	Series A	198,540	(1)(2)(3)(4)(5)	1.48%	34.84%
c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	Series B	703,468	(1)(2)(4)	95.47%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Series A	774,155	(6)	5.78%	3.73%

Hound Partners, LLC 101 Park Avenue, 48th Floor New York, NY 10178	Series A	766,098	(7)	5.72%	3.69%

Mario J. Gabelli c/o GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	Series A	1,180,050	(8)	8.81%	5.69%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	Series A	894,340	(9)	6.68%	4.31%

Wallace R. Weitz & Company 1125 South 103rd Street, Ste. 200 Omaha, NE 68124	Series A	679,000	(10)	5.07%	3.27%

(1)                      Mr. Malone has sole voting power and sole dispositive power over 192,847 shares of Series A common stock and 694,290 shares of our Series B common stock.

(2)                      Includes (i) 26,833 shares of our Series A common stock and 2,046 shares of our Series B common stock held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership and (ii) 600,000 shares of our Series B common stock held by Columbus Holdings, LLC, which is owned by Mr. Malone and his wife.

(3)                      Includes (i) 16 and 55,317 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts and (ii) 3,123 shares of our Series A common stock that may be acquired upon exercise of stock options exercisable within 60 days after February 28, 2013.

(4)                      Includes 2,570 shares of our Series A common stock and 9,178 shares of our Series B common stock held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children.  Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts.  Mr. Malone disclaims beneficial ownership of such shares.

(5)                      Does not include beneficial ownership of shares of our Series A common stock issuable upon exercise of conversion rights relating to shares of our Series B common stock held by Mr. Malone.

(6)                      Based upon Amendment No. 3 to Schedule 13G filed on February 8, 2013 by BlackRock, Inc., which states that BlackRock, Inc., a parent holding company, has sole voting power and sole dispositive power over 774,155 shares. All shares covered by the Schedule 13G are held by subsidiaries of BlackRock, Inc.

(7)                      Based upon Amendment No. 1 to Schedule 13G filed on February 13, 2013 by Hound Partners, LLC (Hound Partners) and Jonathan Auerbach, which states that Hound Partners and Mr. Auerbach have shared voting and dispositive power over the 766,098 shares of our Series A common stock.  Hound Performance, LLC (Hound Performance) and Hound Partners Offshore Fund, LP (Hound Partners Offshore Fund) have shared voting and dispositive power over 716,007 shares of our Series A common stock.  Each of Hound Partners, Hound Performance, Hound Partners Offshore Fund and Mr. Auerbach are deemed the beneficial owner of such shares as a result of acting as an investment advisor.

(8)                      Based upon Amendment No. 11 to Schedule 13D filed on December 27, 2012 by Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., Teton Advisors, Inc., Gabelli Foundation, Inc., GGCP, Inc., GGCP Holdings LLC, GAMCO Investors, Inc., Gabelli & Company, Inc., MJG Associates, Inc., MJG-IV Limited Partnership and Mario J. Gabelli (whom we collectively refer to as the Gabelli Reporting Persons).  In addition to shares of our Series A common stock held directly by Mr. Gabelli, Mr. Gabelli is deemed to have beneficial ownership of those shares of our common stock held by the other Gabelli Reporting Persons.  The Schedule 13D states that Mr. Gabelli has sole voting power and sole dispositive power over 1,056 shares.

(9)                      Based upon Amendment No. 5 to Schedule 13G dated February 14, 2013 by T. Rowe Price Associates, Inc. (Price Associates), an investment advisor, which states that T. Rowe Price has sole voting power over 277,392 shares and sole dispositive power over 894,340 shares.  These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities.  For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(10)               Based upon the Schedule 13G filed on January 28, 2011 by Wallace R. Weitz & Company (Weitz & Co.) and Wallace R. Weitz.  Weitz & Co. has sole voting power and sole dispositive power over 679,000 shares, and is deemed the beneficial owner of such shares as a result of acting as an investment advisor.

Security Ownership of Management

The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (as defined below) and by all of our directors and executive officers as a group, of shares of our Series A common stock and Series B common stock.  The security ownership information is given as of February 28, 2013, and, in the case of percentage ownership information, is based upon 13,389,462 shares of Series A common stock and 736,833 shares of Series B common stock, in each case, outstanding on that date.  Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below.  The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement.  Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that, as of February 28, 2013, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock.  So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Voting Power

William R. Fitzgerald	Series A	575,420	(1)(2)(3)(4)	4.20%		3.16%
Chairman of the Board and Chief Executive Officer	Series B	9,029		1.23%

Michael R. Haislip	Series A	29,814	(1)(2)	*		*
Executive Vice President	Series B	—		—

Philip J. Holthouse	Series A	24,818	(1)(2)(5)	*		*
Director	Series B	—		—

Michael R. Meyers	Series A	18,093	(1)(2)(6)	*		*
Senior Vice President and Chief Financial Officer	Series B	—		—

Brian C. Mulligan	Series A	24,318	(1)(2)	*		*
Director	Series B	—		—

William E. Niles	Series A	60,740	(1)(2)	*		*
Executive Vice President, General Counsel and Secretary	Series B	—		—

John A. Orr	Series A	125,146	(2)	*		*
Senior Vice President	Series B	—		—

Michael J. Pohl	Series A	21,273	(1)(2)	*		*
Director	Series B	—		—

Carl E. Vogel	Series A	11,536	(1)(2)(7)	*		*
Director	Series B	—		—

All directors and executive officers as a group (9 persons)	Series A Series B	891,158 9,029	(1)(2)(3)(4)(5)(6)(7)	6.41 1.23	% %	4.61%

* Less than one percent

(1)                      Includes, as applicable, the following restricted shares of our Series A common stock which remain subject to vesting as of February 28, 2013:

Name	Restricted Shares
William R. Fitzgerald	136,344
Michael R. Haislip	23,081
Philip J. Holthouse	1,423
Michael R. Meyers	13,865
Brian C. Mulligan	1,423
William E. Niles	18,853
Michael J. Pohl	1,423
Carl E. Vogel	1,352

(2)                      Includes, as applicable, beneficial ownership of the following shares of our Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of February 28, 2013:

Name	Option Shares
William R. Fitzgerald	322,670
Michael R. Haislip	3,750
Philip J. Holthouse	15,194
Michael R. Meyers	2,250
Brian C. Mulligan	15,194
William E. Niles	37,304
John A. Orr	109,619
Michael J. Pohl	12,194
Carl E. Vogel	3,956

(3)                      Includes (i) 29,720 shares of our Series A common stock owned by the William R. Fitzgerald Irrevocable 2012 Trust, of which Mr. Fitzgerald’s wife is the voting trustee, and (ii) 23,210 shares of our Series A common stock held in a grantor retained annuity trust, over which Mr. Fitzgerald has sole voting power.

(4)                      Includes the right to acquire 12,791 restricted shares of our Series A common stock the first trading day after the blackout period in March 2013.

(5)                      Includes 8,221 shares of our Series A common stock owned by Mr. Holthouse jointly with his wife.  Also includes 3 shares of our Series A common stock held by Mr. Holthouse’s children, as to which shares Mr. Holthouse has disclaimed beneficial ownership.

(6)                      Includes 115 shares of our Series A common stock owned by Mr. Meyers jointly with his wife.

(7)                      Includes 6,035 shares of our Series A common stock owned by the Vogel Family 2012 Irrevocable Trust, as to which Mr. Vogel has disclaimed beneficial ownership.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSAL 1 - THE DIRECTOR ELECTION PROPOSAL

Board of Directors

Our company is governed by a board of directors.  Pursuant to our bylaws, the size of our Board shall be not less than three nor more than nine members, with the exact number of directors fixed from time to time by resolution adopted by the affirmative vote of at least 75% of the directors then in office.  The number of directors constituting our whole Board is currently fixed at seven; however, there are currently only five directors on our Board.  Our Board may appoint a director to fill the two vacancies at any time.

Our Board is divided into three classes.  Our current Class II directors, whose terms will expire at the annual meeting, are Philip J. Holthouse and Brian C. Mulligan.  Mr. Holthouse has been nominated for re-election to our Board and, if elected, will continue to serve as a Class II director.  Mr. Mulligan has informed our Board that he has decided not to stand for re-election upon the expiration of his term at the annual meeting. Our Board may determine to fill the vacancy on the Board left by Mr. Mulligan at anytime following the close of the 2013 annual meeting. However, no guarantee can be made as to if or when this will occur. If and when such event occurs, we will notify the market and our stockholders by filing a Current Report on Form 8-K.  We have been informed that Mr. Holthouse is willing to serve as a director of our company.  Each director is elected to serve for a full term of approximately three years.  The term of the Class II director who is elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2016.  Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2014, are William R. Fitzgerald and Michael J. Pohl.  Our Class I director, whose term will expire at the annual meeting of our stockholders in the year 2015, is Carl E. Vogel.

If Mr. Holthouse should decline re-election or should he become unable to serve as a director of our company for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by our Board, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

The following lists the nominee for election as a director at the annual meeting and the three other directors of our company, and includes, as to each person, how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our Board.  All positions referenced in the table below with our company include, where applicable, positions with our predecessors.  The number of shares of our common stock beneficially owned by each director, as of February 28, 2013, is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”

Nominee for Election as Director

Philip J. Holthouse

•                  Professional Background:  A director of our company since September 2008.  Mr. Holthouse has been a partner with Holthouse Carlin & Van Trigt LLP since 1991, where he provides tax planning and tax consulting services for privately held businesses and high net-worth individuals primarily in the real estate, entertainment and service industries.  Mr. Holthouse is a certified public accountant.

•                  Other Public Company Directorships:  Mr. Holthouse served on the board of directors and audit committee of Napster, Inc. from January 2004 to October 2008.

•                  Age: 54

•                  Board Qualification:  Mr. Holthouse brings to our Board experience as a public company director and an audit committee member. His tax and accounting training enables him to provide our Board with sophisticated financial insight and to fulfill his function as audit committee chairman.

Directors Whose Term Expires in 2014

William R. Fitzgerald

•                  Professional Background:  A director of our company since September 2008.  Mr. Fitzgerald is Chairman of our Board and Chief Executive Officer of our company.  Mr. Fitzgerald has also served as a director of our principal operating subsidiary, Monitronics International, Inc. (Monitronics), since December 2010 and served as Chairman of Ascent Media Group, LLC (AMG) from July 2000 until we sold AMG at the end of 2010.  Mr. Fitzgerald also served as a Senior Vice President of Liberty Interactive Corporation (Liberty Interactive) and its predecessors from July 2000 to September 2011 and a Senior Vice President of the former Liberty Media Corporation (currently known as Starz) (Old LMC) since its split-off from Liberty Interactive in September 2011 to December 2012.  Prior to joining Liberty Interactive, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Tele-Communications, Inc. (TCI)) from 1998 to 2000 and was Executive Vice President, Corporate Development and Chief Operating Officer of TCI Communications, Inc., a wholly-owned subsidiary of TCI, from 1996 to 1998.

•                  Other Public Company Directorships:  Mr. Fitzgerald served as a director of Expedia, Inc. from March 2006 to December 2012, during which time he also served as a member of the compensation committee.  In addition, Mr. Fitzgerald served as a director of TripAdvisor, Inc. from December 2011 to February 2013.  Mr. Fitzgerald also served as a director of On Command Corporation from 2001 to 2005 and Cablevision Systems Corporation from 1999 to 2000.

•                  Age: 55

•                  Board Qualification:  Mr. Fitzgerald brings to our Board over 30 years of experience in the media and telecommunications industries, as well as subscription-based businesses.  He has an in-depth understanding of our business and the history of our organization coupled with significant executive and leadership experience.

Michael J. Pohl

•                  Professional Background:  A director of our company since September 2008.  Mr. Pohl serves as an advisor to companies in the technology, media and telecommunications industries.  Mr. Pohl was the Chief Executive Officer of Jinni, Inc., a privately-held Internet company, from March 2009 to January 2011.  From December 2007 to April 2008, Mr. Pohl served as the Interim Vice President/General Manager of the On Demand Systems Division of ARRIS Group, Inc., a communications technology company specializing in the design and engineering of broadband networks.  Mr. Pohl was President of Global Strategies at C-COR Incorporated from December 2005 to November 2007, when C-COR Incorporated was acquired by ARRIS Group, Inc.  Mr. Pohl served as the President and Chief Executive Officer of nCUBE Corporation, an interactive video server company, from December 1999 to December 2005.  Mr. Pohl has served on the board of directors of BlackArrow, Inc. since January 2012 and was appointed as Chairman of its board of directors in June 2012.  Mr. Pohl also has served on the board of Think Analytics since March 2013.

•                  Other Public Company Directorships: Mr. Pohl served on the board of directors and compensation committee of BigBand Networks, Inc. (BigBand) from May 2009 through November 2011, during which time Mr. Pohl served on the audit committee of its board of directors beginning in June 2009 and served as Chairman of its board of directors beginning in February 2010.

•                  Age:  61

•                  Board Qualification:  Mr. Pohl brings to our Board valuable technological insight and over 25 years of extensive experience with technology companies.  His management experience and financial expertise is complemented by his knowledge of applied sciences.

Director Whose Term Expires in 2015

Carl E. Vogel

•                  Professional Background:  A director of our company since December 2009.  Mr. Vogel is currently a Senior Advisor to DISH Networks Corporation (DISH), a publicly-traded company providing pay-TV services, and served as President of DISH from September 2006 until February 2008 and Vice Chairman of DISH from June 2005 until March 2009.  Mr. Vogel has also been the president and sole stockholder of Bulldog Capital, Inc., a private investment firm, through which he has, since November 2011, been a Senior Advisor of The Gores Group, a Los Angeles based private equity firm.  From October 2007 until March 2009, Mr. Vogel served as a Senior Advisor to EchoStar Corporation (EchoStar), a publicly-traded company in the digital set-top box and satellite services businesses. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications, Inc. (Charter), a publicly-traded company providing cable television and broadband services. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with the predecessors of Liberty Interactive and Old LMC. Mr. Vogel held various executive positions with DISH from 1994 until 1997, including serving as the President from 1995 until 1997. Mr. Vogel also has served on the board of Think Analytics and Harris Broadcast, in each case, since March 2013.

•                  Other Public Company Directorships:  Mr. Vogel has served on the board of directors of DISH since May 2005 and Universal Electronics Inc., a publicly-traded company providing wireless control technology for the connected home, since 2009.  In addition, Mr. Vogel has served on the board of directors of Sirius XM Radio Inc., a publicly-traded satellite radio system operator and broadcaster, since April 2011, and has served on its compensation committee and nominating and corporate governance committee since 2012.  Mr. Vogel has also served on the board of directors and audit committees of Shaw Communications, Inc. since 2006 and NextWave Wireless Inc. from November 2009 to January 2013 (where he served as the chair of the audit committee from March 2010 to January 2013).  From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of EchoStar.  From October 2001 to January 2005, Mr. Vogel served on the board of directors of Charter.

•                  Age:  55

•                  Board Qualification:  Mr. Vogel brings to our Board extensive executive leadership experience and board experience, including experience with subscription-based businesses, along with professional accounting and financial expertise.

Vote and Recommendation

The director election requires the affirmative vote of a plurality of the votes cast for the director election proposal by the holders of shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.  This means that Mr. Holthouse will be elected if he receives more affirmative votes than any other persons.

Our Board unanimously recommends a vote FOR the election of the nominee to our Board.

PROPOSAL 2 - THE AUDITOR RATIFICATION PROPOSAL

We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013.

Even if the selection of KPMG LLP is ratified, the audit committee of our Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders.  In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2013.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2012 and 2011:

	2012	2011
Audit fees	$669,000	675,140
Audit related fees (1)	17,000	137,023

Audit and audit related fees	$686,000	812,163
Tax fees (2)	83,000	58,837

Total fees	$769,000	871,000

(1)                                 Audit related fees consist primarily of due diligence assistance.

(2)                                 Tax related services consist primarily of tax compliance and advice.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy, dated November 6, 2008, regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor.  Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

•                  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management’s reports on internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•                  audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) consultations with management as to accounting or disclosure treatment of transactions not otherwise considered audit services, (iv) attestation services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions and (vii) general assistance with implementation of SEC rules or listing standards; and

•                  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is likely to result in fees in excess of $100,000 requires the specific prior approval of our audit committee.  Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval.  Philip J. Holthouse currently serves as the chairman of our audit committee.

Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

All services provided by our independent auditor during 2012 were approved in accordance with the terms of the policy.

Vote and Recommendation

Approval of the auditor ratification proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Our Board unanimously recommends a vote FOR the auditor ratification proposal.

PROPOSAL 3 - THE STOCKHOLDER PROPOSAL

We received the following resolution and supporting statement sponsored by GAMCO Asset Management Inc. and the following affiliated stockholders:  Gabelli Funds, LLC, Gabelli Securities, Inc., Teton Advisors, Inc., Gabelli Foundation, Inc., GGCP, Inc., GGCP Holdings LLC, GAMCO Investors, Inc., Gabelli & Company, Inc., MJG Associates, Inc., MJG-IV Limited Partnership and Mario J. Gabelli.  Information regarding these stockholders is available under “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners.”  In addition, the address and stock ownership for these stockholders, as they provided to us, will be furnished promptly to any stockholder of record upon oral or written request to our Secretary at our offices.  We are including the stockholder proposal in this proxy statement in accordance with Rule 14a-8 of the Exchange Act.

The following stockholder proposal and supporting statement is presented verbatim and in its entirety as submitted by the above stockholders.  We have not undertaken any review of the veracity or relevance of the statements and are not responsible for the accuracy or inaccuracy of any statements contained therein.

“RESOLVED: that the stockholders of Ascent Capital Group, Inc. (the “Company”) request the Board of Directors redeem the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of September 17, 2008, as amended, unless the holders of a majority of the outstanding shares of common stock approve the issuance at a meeting of the stockholders held as soon as practical.

SUPPORTING STATEMENT:

As of September 17, 2008, the Board of Directors adopted a Rights Agreement.  The Rights represent a corporate anti-takeover device, commonly known as a “poison pill.”  Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 15% or more of the outstanding common stock of the Company.  Under certain circumstances, the Rights may be exercisable when a person or group acquires a beneficial interest in 10% or more of the outstanding common stock of the Company.  Once exercisable, the Rights entitle holders to purchase shares of the Company’s Junior Participating Preferred Stock.

We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors.  A poison pill stops a potential bidder from taking their offer directly to the stockholders even if an overwhelming majority would have accepted the offer.  The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with interests of the stockholders.  In effect, the pill allows a Board to arrogate to itself the sole right to determine what price a potential buyer must pay to acquire the entire company.  The power of stockholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the stockholders’ interests.  We believe the stockholders should retain the right to decide for themselves what represents a fair price for their holdings.

WE URGE STOCKHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL.”

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO PROPOSAL NO.  3:

Our board of directors unanimously recommends a vote AGAINST the Stockholder Proposal.

If adopted, the Stockholder Proposal would constitute a non-binding request that the Board redeem the preferred share purchase rights issued pursuant to our Rights Plan.

Our Board believes that it would be a mistake to terminate the Rights Plan at this time, and that requiring an unnecessary stockholder vote on this issue would waste corporate resources and undermine the Board’s fundamental role to direct the management of the business and affairs of the company in accordance with the interests of all stockholders.

Our company’s board of directors adopted the Rights Plan to enhance the ability of the Board, in a manner consistent with its fiduciary duties, to preserve and protect stockholder value in the event of certain unsolicited takeover attempts.  The Rights Plan encourages potential acquirers to negotiate directly with our board of directors, which strengthens our company’s bargaining position with the bidder.  Our Board believes that it is in the best position to negotiate on behalf of all stockholders, to evaluate the adequacy of any potential offer, and to protect stockholders against potential abuses during the takeover process.  The opportunity of the Board of directors to seek a higher price on behalf of all stockholders in a takeover contest is significantly greater than the ability of any individual stockholder to seek a higher price on its own behalf.  The Rights Plan also gives the board of directors greater control over the timing of any acquisition transaction.  In the event of any unsolicited proposal that the Board determines to be inadequate or unfair, such control over timing could enable the Board to seek alternatives to maximize the value of our company for all stockholders.

Examples of takeover tactics that may harm stockholders include “creeping” acquisitions of our company’s stock in the open market, hostile tender offers made at less than a fair price, and partial and two-tiered tender offers that may discriminate against late-tendering shareholders.  The Rights Plan gives our board of directors a powerful tool to discourage such tactics.  It is not intended to prevent, and will not prevent, any takeover proposal that our board of directors determines to be in the best interests of our company and our stockholders.

There is evidence that the stockholders of takeover targets benefit from shareholders rights plans, such as the Rights Plan.  Based on a study of 526 unsolicited takeover attempts from 1985 through 1998, professors Randall Heron and Erik Lie found that “poison pills do not reduce the likelihood of a takeover and are associated with both higher takeover premiums and higher stockholder gains.” Heron and Lie, “On the Use of Poison Pills and Defensive Payouts by Takeover Targets”, Journal of Business, vol. 79, no. 4, p. 1783 at 1785 (The University of Chicago, copyright 2006).

Our Board believes that the protections afforded by the Rights Plan are particularly valuable to our company because of our significant cash position, which could enable a hostile bidder to “bootstrap” a bid for our company, in effect using our company’s own cash to finance the bulk of the acquisition price.

In recommending a vote AGAINST the Stockholder Proposal, our board of directors is not suggesting that it will, without question, retain the Rights Plan until its scheduled expiration in 2018.  Any determination to retain, amend or revoke the Plan will be made after careful deliberation, conducted in light of such reliable data and information as the Board determines at such time, and in accordance with the Board’s continuing fiduciary responsibilities to our company and its stockholders.  However, the Board believes that terminating the Rights Plan at this time would take away an essential tool to protect stockholders and would be contrary to the best interests of our company and our stockholders.

Vote and Recommendation

Approval of the stockholder proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock outstanding on the record date that are present, in person or by proxy, voting together as a single class, at the annual meeting.

Our Board unanimously recommends a vote AGAINST the stockholder proposal.

MANAGEMENT

Executive Officers

The following lists the executive officers of our company (other than William R. Fitzgerald, Chairman of our Board and Chief Executive Officer, whose background is described under “Proposal 1—The Director Election Proposal”), their ages and a description of their business experience, including positions held with our company.

Name	Positions

Michael R. Haislip Age: 61

Mr. Haislip has served as Executive Vice President of our company since April 2011. Since May 2005, Mr. Haislip has served as the President and Chief Executive Officer of Monitronics, our company’s principal operating subsidiary. Prior to joining Monitronics, Mr. Haislip held multiple executive positions, mostly in the cable industry. He served in various operations and financial management positions at Cox Communications for ten years. Other positions in his career have included President of Star Cable Associates; President of Armstrong Cable; and Senior Vice President, Great Lakes Division, of Charter Communications.

Michael R. Meyers Age: 56

Mr. Meyers has served as Senior Vice President of our company since April 2011 and as Chief Financial Officer and Treasurer since August 2011. Mr. Meyers is also the Chief Financial Officer of Monitronics, and has held various positions at Monitronics since July 1996. Before joining Monitronics, Mr. Meyers, a certified public accountant, had over 15 years of accounting, finance, and operations experience. He has worked with a variety of businesses, including Fortune 500, medium, and small companies, as well as working in public accounting.

William E. Niles Age: 49

Mr. Niles has served as Executive Vice President, General Counsel and Secretary of our company since the spin-off of our company from Discovery Holding Company (DHC) in September 2008, and also served as Executive Vice President and General Counsel of AMG from January 2002 until the sale of AMG in December 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies. Mr. Niles is also a director of our principal operating subsidiary, Monitronics, and also serves as its Executive Vice President and Secretary.

John A. Orr Age: 50

Mr. Orr has served as Senior Vice President, Corporate Development, of our company since September 2008. Mr. Orr served in multiple capacities with Liberty Interactive and its predecessor from August 1996 until December 2008, spearheading numerous acquisition opportunities and serving most recently as Vice President of Investor Relations from 2003 until December 2008.

Our executive officers will serve in such capacities until the next annual meeting of our Board, or until their respective successors have been duly elected or appointed, or until their earlier death, resignation or removal from office.  There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

During the past ten years, none of our directors or executive officers has had any involvement in any legal proceedings that would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were all met, except that one Form 5 report reporting one transaction was filed late by Carl E. Vogel.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.ascentcapitalgroupinc.com/Business-Conduct-Compliance-Programs.aspx.

Director Independence

It is our policy that a majority of the members of our Board be independent of our management.  For a director to be deemed independent, our Board must affirmatively determine that the director has no disqualifying direct or indirect material relationship with our company.  To assist our Board in determining which of our directors qualify as independent for purposes of The Nasdaq Stock Market rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our Board follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

Our Board has determined that each of Philip J. Holthouse, Brian C. Mulligan, Michael J. Pohl and Carl E. Vogel qualifies as an independent director of our company.

Board Composition

As described above under “Proposal 1—The Director Election Proposal”, our Board is comprised of directors with a broad range of backgrounds and skill sets, including media, telecommunications, technology, subscription-based business, finance, transactional and advisory work, auditing and tax.  For more information on our Board’s position with respect to the importance of diverse viewpoints on our Board, see “—Committees of our Board of Directors—Nominating and Corporate Governance Committee” below.

Board Leadership Structure

Our bylaws currently provide that the Chairman of our Board shall be the Chief Executive Officer of our company, unless our Board determines otherwise. William R. Fitzgerald currently serves as the Chairman of our Board and Chief Executive Officer (principal executive officer) and is responsible for identifying and implementing strategic initiatives as well as executive leadership.  Our Board believes that Mr. Fitzgerald is best situated to serve as Chairman of our Board because he is the director most familiar with our company’s history and business and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

In evaluating our current Board leadership structure, our Board noted that our company is a holding company and that substantially all of our operating activities are conducted through our principal operating subsidiary, Monitronics.  Michael R. Haislip serves as the President and Chief Executive Officer of Monitronics, and is responsible for the day to day operations of Monitronics.  Our Board believes that the allocation of responsibilities between Mr. Fitzgerald and Mr. Haislip represents an appropriate leadership structure because, among other reasons, it enables Mr. Fitzgerald to foster clear accountability and effective decision making at the board level and with regard to holding company activities, while Mr. Haislip focuses on the daily management of our operating company.

The key members of all committees of our Board are independent directors.  Each member of the compensation committee, nominating and corporate governance committee and audit committee is independent.  In addition, an independent director, Carl E. Vogel, is the chairman of the executive committee of our Board.  Through these committees, we have established independent processes for the effective oversight of critical issues entrusted to independent directors, such as the integrity of our financial statements, CEO and senior management compensation, board evaluation and selection of directors.  For more information on the function of the committees of our Board, see “—Committees of our Board of Directors” below.

For the above reasons, our Board does not believe that a separation of the Chairman of the Board and Chief Executive Officer positions will provide any meaningful additional oversight.  Moreover, our Board believes its current leadership structure positions our company to achieve the optimal result for its stockholders.  Because Mr. Fitzgerald bears primary responsibility for the strategic management and leadership of our company, our Board believes that Mr. Fitzgerald is best suited to chair board meetings and ensure that key business issues and stockholders’ interests are brought to the attention of our Board.

Board Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our company’s risks.  Our Board regularly reviews information regarding our credit, liquidity, operations, strategic, operational, financial and reporting, succession and compensation, legal and compliance functions and status, as well as the risks associated with each.  The compensation committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements.  The audit committee oversees management of financial risks.  The nominating and corporate governance committee manages risks associated with the independence of our Board and, together with the audit committee, potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations about such risks.

Committees of our Board of Directors

Executive Committee

Our Board has established an executive committee consisting of Carl E. Vogel and William R. Fitzgerald, with Mr. Vogel serving as chairman.  The principal purpose of the executive committee is to assist our Board in the performance of its duties and responsibilities between regularly scheduled meetings of our Board and at any time when our Board is not in session or otherwise unable to act, by exercising the power and authority of our Board to manage the business and affairs of our company with respect to (i) such matters as shall be delegated to the executive committee by resolution of our Board and (ii) any other lawful matters to the extent the executive committee, in its discretion, determines that it is necessary or advisable to attend to such matters prior to the next regularly scheduled meeting of our Board.  As such, the executive committee generally has and may exercise all the powers and authority of our Board in the management of the business and affairs of our company, including without limitation the power and authority to authorize the issuance of shares of our capital stock.  However, the executive committee shall have no power or authority in reference to the following matters:

•                  approving, adopting or recommending to the stockholders of our company any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval;

•                  adopting, amending or repealing any bylaws of our company;

•                  fixing the size of our Board or filling any vacancies on our Board or on any committee of our Board; or

•                  the matters or powers expressly conferred upon the audit committee, the compensation committee, and the nominating and corporate governance committee.

Compensation Committee

Our Board has also established a compensation committee, whose chairman is Michael J. Pohl and whose other members are Philip J. Holthouse and Brian C. Mulligan.  The compensation committee reviews and makes recommendations to our Board regarding all forms of compensation provided to our executive officers and directors.  In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees and has sole responsibility for the administration of our incentive plans.

The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers.  The compensation committee also reviews and approves the compensation of our Chief Executive Officer and certain other officers of our company.  For a description of our processes and policies for consideration and determination of executive and director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis” below.  The compensation committee has the authority to retain a compensation consultant to assist in the evaluation of executive compensation.

Our Board has adopted a written charter for the compensation committee, which is available on our website at www.ascentcapitalgroupinc.com/Compensation-Committee-Charter.aspx.

Compensation Committee Report

The compensation committee has reviewed and discussed with the company’s management the “Compensation Discussion and Analysis” included under “Executive Compensation” below.  Based on such review and discussions, the compensation committee recommended to our company’s Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Members of the Compensation Committee

Philip J. Holthouse

Brian C. Mulligan

Michael J. Pohl (chairman)

Compensation Committee Interlocks and Insider Participation

In 2012, the compensation committee of our Board consisted of Michael J. Pohl, Philip J. Holthouse and Brian C. Mulligan.  No member of the compensation committee is or has been an officer or employee of our company or any of our subsidiaries, or has engaged in any related party transaction in which our company or any of our subsidiaries was a participant.

Nominating and Corporate Governance Committee

Our Board has established a nominating and corporate governance committee, whose members are Philip J. Holthouse, Michael J. Pohl, and Carl E. Vogel.  Each meeting of the nominating and corporate governance committee is chaired by a member of the committee, on a rotational basis. See “—Director Independence” above.

The nominating and corporate governance committee:

•                  develops qualification criteria for selecting candidates to serve as directors of our company;

•                  identifies individuals qualified to become directors of our company and makes recommendations to our Board with respect thereto;

•                  reviews and approves “related person transactions” (as set forth in our corporate governance guidelines); and

•                  reviews, and makes recommendations with respect to changes to, our corporate governance guidelines.

The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted.  Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111.  Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and must contain the following information:

•                  the proposing stockholder’s name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•                  the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•                  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our Board;

•                  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•                  a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•                  a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

•                  a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate.  The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders.  When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

•                  independence from management;

•                  his or her unique background, including education, professional experience and relevant skill sets;

•                  judgment, skill, integrity and reputation;

•                  industry experience;

•                  existing commitments to other businesses as a director, executive or owner;

•                  personal conflicts of interest, if any; and

•                  the size and composition of our existing Board, including whether the potential director nominee would positively impact the composition of our Board by bringing a new perspective or viewpoint to our Board.

The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our Board and the nominating and corporate governance committee believe that it is essential that our Board members represent diverse viewpoints.

When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others.  After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director.  The nominating and corporate governance committee may also ask the candidate to meet with management.  If the nominating and corporate governance committee believes a candidate would be a valuable addition to our Board, it may recommend to our full Board that candidate’s nomination and election.

Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of our Board and its committees and the director’s formal and informal contributions to the various activities conducted by our Board and our Board committees of which such individual is a member.

The nominating and corporate governance committee believes that Mr. Holthouse continues to be qualified to serve as a director of our company and supports his nomination for re-election.  The nomination of Mr. Holthouse has been approved by our entire Board.

Our Board has adopted a written charter for the nominating and corporate governance committee and corporate governance guidelines, which are available on our website at www.ascentcapitalgroupinc.com/Nominating-Corporate-Governance-Committee-Charter.aspx and www.ascentcapitalgroupinc.com/Corporate-Governance-Guidelines.aspx, respectively.

Audit Committee

Our Board has established an audit committee, whose chairman is Philip J. Holthouse and whose other members are Brian C. Mulligan, Michael J. Pohl and Carl E. Vogel.  See “—Director Independence” above.

The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company.  The committee’s functions include, among other things:

•                  appointing or replacing our independent auditors;

•                  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•                  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•                  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•                  reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•                  reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

•                  preparing a report for our annual proxy statement.

Our Board has adopted a written charter for the audit committee, which is available on our website at www.ascentcapitalgroupinc.com/Audit-Committee-Charter.aspx.

Audit Committee Report

Each member of the audit committee is an independent director as determined by our Board, based on the listing standards of The Nasdaq Stock Market.  Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees.  Each of Mr. Holthouse, Mr. Mulligan and Mr. Vogel is an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews our financial reporting process on behalf of our Board.  Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process.  Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles.  Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

The audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting.  The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications With Audit Committees), as amended, and as adopted by the Public Accounting Oversight Board in Rule 3200T, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), as modified or supplemented, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting, and Auditing Standard No. 16 relating to communications between the independent auditors and the audit committee.

KPMG LLP has provided the audit committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, as modified or supplemented, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.

Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed on February 27, 2013 with the SEC.

Submitted by the Members of the Audit Committee
Philip J. Holthouse (chairman)

Brian C. Mulligan

Michael J. Pohl

Carl E. Vogel

Other

Our Board, by resolution, may from time to time establish other committees of our Board, consisting of one or more of our directors.  Any committee so established will have the powers delegated to it by resolution of our Board, subject to applicable law.

Board Meetings

During 2012, there were six meetings of our full Board, three meetings of our compensation committee, four meetings of our audit committee, and no meetings of our nominating and corporate governance committee or executive committee.

Director Attendance at Annual Meetings

Our Board encourages all members of our Board to attend each annual meeting of our stockholders.  Two of our Board members then serving attended our 2012 annual meeting of stockholders.

Stockholder Communication with Directors

Our stockholders may send communications to our Board or to an individual director, in each case, c/o Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111.  All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

In 2012, the independent directors of our company met at six executive sessions without management participation.  Any interested party who has a concern regarding any matter which it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Ascent Capital Group, Inc., c/o Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111.  The current independent directors of our company are Philip J. Holthouse, Brian C. Mulligan, Michael J. Pohl and Carl E. Vogel.

Risk Assessment in Compensation Programs

Following the completion of a risk assessment of our compensation programs applicable to all employees, we have concluded that the design and operation of our compensation programs do not provide our employees with incentive to engage in business activities or other actions that would threaten the value of our company or the investment of our stockholders.  We have also concluded that any risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our company.

EXECUTIVE COMPENSATION

This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

•                  William R. Fitzgerald;

•                  Michael R. Haislip;

•                  Michael R. Meyers;

•                  William E. Niles; and

•                  John A. Orr.

Mr. Fitzgerald is our principal executive officer; Mr. Meyers is our principal financial officer; and Messrs. Haislip, Niles and Orr are our three other executive officers (together, our named executive officers).

Compensation Discussion and Analysis

Overview

The compensation committee of our Board has responsibility for overseeing the compensation of our named executive officers and ensuring that their compensation packages are consistent with the company’s compensation objectives.  In furtherance of this purpose, our compensation committee considers and approves all components of the named executive officers’ compensation packages, including periodic corporate goals and objectives upon which compensation decisions are made.  The compensation committee also administers our equity incentive plan and has the authority to make and modify grants under, and to approve or disapprove participation in, such plans.

Objectives

The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

•                  attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

•                  emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

•                  aligning the interests of management of our company with the interests of our stockholders.

Principles

The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

Competitive Positioning.  We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations.  See “—Setting Executive Compensation” below.

“Pay for Performance” Philosophy.  We believe our compensation program should align the interests of our named executive officers with the interests of our company and our stockholders by strengthening the link between pay and company and individual performance.  Accordingly, our compensation committee believes variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

At our 2011 annual stockholders meeting, our stockholders representing 92.5% of our aggregate voting power present and entitled to vote on our say-on-pay proposal approved, on an advisory basis, our executive compensation, as disclosed in our proxy statement for our 2011 annual meeting of stockholders. The compensation committee did not implement any material changes to our executive compensation program as a result of that vote.

Role of Chief Executive Officer in Compensation Decisions

As a general matter, our Chief Executive Officer provides recommendations to the compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance.  No significant changes were recommended by Mr. Fitzgerald with respect to the 2012 compensation packages of each other named executive officer as they were all subject to existing employment agreements.

Setting Executive Compensation

Consistent with the principles outlined above, the compensation committee considers compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers.  Historically, the compensation committee had focused on a select group of peer companies that operated in various markets within the technology, media, communications and entertainment industries.  However, in connection with our company’s transition out of the media and entertainment business, the compensation committee hired Compensia, Inc., a compensation consultant (Compensia), in May 2011 to assist the compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).

Along with Compensia, our compensation committee developed our peer group list taking into account our company’s focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), our range of financial performance metrics and our aggregate market capitalization.  Compensia advised the compensation committee that our peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations.  Accordingly, the companies in our peer group list are set forth below:

Technology
Ancestry.com, Inc. Bally Technologies, Inc. Cardtronics Inc.	J2 Global, Inc. National Cinemedia, Inc. Scientific Games Corporation Shutterfly, Inc.

Subscription/Service-based
Belo Corp. Fair Isaac Corporation Iridium Communications, Inc. Interval Leisure Group, Inc.	Mobile Mini, Inc. Ntelos Holdings Corp. TiVo, Inc.

Additionally, the following companies comprised a supplemental peer group which was used, along with our peer group list described above, in connection with the evaluation of Mr. Fitzgerald’s compensation (as described in more detail below):

The ADT Corporation Charter Communications, Inc. Coinstar, Inc. Earthlink Inc.	DISH Network Corporation Netflix, Inc. Stanley Black & Decker, Inc.

The compensation committee did not apply specific benchmarking parameters that formed the basis for any of the named executive officers’ employment agreements.  Rather, the compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the new peer group, into the compensation committee’s total mix of information (including its members’ general business and industry knowledge and experience and its evaluation of each named executive officer’s job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each named executive officer’s compensation package.  The compensation committee did, however, focus on the peer data in determining to increase the equity-based portion of Mr. Fitzgerald’s overall compensation on a going forward basis.  In that regard, Mr. Fitzgerald’s employment agreement was amended and restated to extend his term of employment and to grant Mr. Fitzgerald certain long-term equity awards.  Also, under the amended and restated employment agreement, effective January 1, 2013, Mr. Fitzgerald now devotes his entire productive business time, attention and energies to the performance of his duties for our company (and no longer provides any services to Liberty Media Corporation (formerly known as Liberty Spinco, Inc., Liberty Media)).

In addition, the compensation committee determined that it would be in the best interests of the company to adopt a performance-based bonus program which would be structured to comply with Section 162(m) of the Internal Revenue Code (the Code).  Thus, beginning in 2012, we adopted such a program, as described below, for all of our named executive officers.

Elements of 2012 Executive Compensation

For 2012, the principal components of compensation for our named executive officers were:

•                  base salary;

•                  performance-based bonuses and, in the case of Mr. Meyers, an additional discretionary bonus;

•                  the remaining vestiges of AMG’s non-equity incentive plan;

•                  equity incentive compensation; and

•                  limited perquisites and personal benefits.

A summary of each element of our compensation program is set forth below.  We believe that each element complements the others and that together they serve to achieve our compensation objectives.

Base Salary

We provide competitive base salaries to attract and retain high-performing executive talent.  We believe that a competitive base salary is an important component of compensation, as it provides a degree of financial stability for executives.  The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors.  For 2012, the portion of Mr. Fitzgerald’s aggregate salary that was paid by our company (as compared to the portion that was paid by Liberty Media in connection with Mr. Fitzgerald’s former dual employment arrangements) was 80% (consistent with 2011).  As his responsibilities had not substantively changed from 2011, Mr. Fitzgerald was given a modest cost-of-living increase to his base salary, which had already been increased from $426,000 to $600,000 in 2011 as a result of the increase in the percentage of Mr. Fitzgerald’s business time, attention and energies to be devoted to the performance of his duties to the company. Effective January 1, 2013 and continuing through the term of his amended and restated employment agreement, 100% of Mr. Fitzgerald’s salary will be paid by our company.  As the responsibilities of Messrs. Haislip, Meyers and Orr had not substantively changed for 2012, each received a modest cost-of-living increase to his salary. Pursuant to Mr. Niles’ employment agreement, as amended in March 2011, his base salary was reduced in the third quarter of 2011 as a result of his relocation from Santa Monica, California to the Denver, Colorado metropolitan area in 2011.

Bonuses: Performance-Based and Other.  As described above, the compensation committee determined to adopt a performance-based bonus program for 2012 in which each of the named executive officers was eligible to participate. The program is designed to comply with Section 162(m) of the Code.  In order for any named executive officer to be eligible to receive any bonus under the program, our company had to achieve a consolidated Adjusted EBITDA (as defined in our Annual Report on Form 10-K for the year ended December 31, 2011 (the 2011 Form 10-K)) for the year ended December 31, 2012 of no less than 105% of our consolidated Adjusted EBITDA for the year ended December 31, 2011 (as reported in the 2011 Form 10-K), subject to such adjustments (to the extent permissible under Section 162(m) of the Code) as the compensation committee may determine to be necessary or appropriate to provide year-over-year comparability (including, for example, in the event of any acquisitions, dispositions, changes in accounting policies or other extraordinary events).  As this threshold performance metric was met for 2012, the compensation committee then determined, in its sole discretion, the actual portion of each grantee’s target (which was also his maximum) bonus amount that was payable under the program (which could have been zero) after taking into account each grantee’s personal performance over the year based on a set of key performance indicators (KPIs) adopted for each named executive officer with respect to 2012.  Each named executive officer’s target and maximum bonus amount for 2012 (which was determined by the committee in accordance with each named executive officer’s applicable employment agreement (which, in the case of Mr. Fitzgerald, was his employment agreement in effect in 2012)) was as follows:  Mr. Fitzgerald $900,000; Mr. Haislip $322,500; Mr. Meyers $182,500; Mr. Niles $300,000; and Mr. Orr $243,750. The KPIs considered for each named executive officer were as follows:

Name	KPIs
William R. Fitzgerald

•       Leadership and guidance in completing Monitronics’ debt refinancing under reasonable terms and rates prior to July 2012

•       Support of the Monitronics leadership team in efforts to achieve financial and operating objectives

•       Along with Mr. Haislip, refinement of management incentive compensation plans for senior leadership

•       Assist Monitronics’ management with financial and strategic planning and drive financial performance expectations

•       Provision of guidance and support to leadership team in their efforts to pursue strategic acquisition opportunities

•       Successful implementation of investor relations messaging strategy

•       Realization of at least a 15% increase in the share price of our Series A common stock from year-end 2011

Michael R. Haislip

•       Successful completion of Monitronics’ debt refinancing under reasonable terms and rates prior to July 2012

•       Achievement of financial and operating performance objectives established for Monitronics by Ascent

•       Retention and support of new head of business development and creation of new business and revenue opportunities for Monitronics thereunder

•       Identification of acquisition opportunities for our company and/or Monitronics and assistance in evaluation and diligence efforts as required

•       Along with Mr. Fitzgerald, refinement of management incentive compensation plans for senior leadership

•       Pursuit of objectives and strategies consistent with improving the company’s near and long-term financial performance, which serves to enhance shareholder value

Michael R. Meyers

•       Successful completion of Monitronics’ debt refinancing under reasonable terms and rates prior to July 2012

•       Achievement of financial and operating performance objectives established for Monitronics by Ascent

•       Recognition and strengthening of accounting, financial planning and operational analysis functions to support growth and acquisitions

•       Successful implementation and deployment of electronic contracts for use by Monitronics’ authorized dealers

•       Identification of acquisition opportunities for our company and/or Monitronics and assistance in evaluation and diligence efforts as required

•       Pursuit of objectives and strategies consistent with improving the company’s near and long-term financial performance which serves to enhance shareholder value

William E. Niles

•       Provision of sound legal counsel, advice and support to our Chief Executive Officer, the board and its committees on all matters relating to our company, including support of Monitronics’ debt refinancing and sale of certain interests and real estate

•       Management of certain disputes and litigation and legacy AMG matters

•       Oversight of risk management assessment of Monitronics’ form monitoring contract

•       Management of legal compliance with SEC reporting, enterprise level risk and insurance and our company’s real estate portfolio

•       Continued awareness of evolving legal issues relating to corporate governance and SEC compliance

•       Pursuit of objectives and strategies consistent with improving the company’s near and long-term financial performance which serves to enhance shareholder value

John A. Orr

•       Successful completion of Monitronics’ debt refinancing by minimizing cost while extending maturities and maximizing operational flexibility prior to July 2012

•       Identification, analysis and execution of strategic acquisitions of high quality alarm monitoring assets for Monitronics as well as opportunities outside of alarm business consistent with established transaction opportunities

•       Maintenance and development of relationships in venture capital, private equity and banking communities

•       Execution of plans relating to cash management, protection of liquidity and cash investment portfolio

•       Production of materials for the Board regarding our company’s strategy, development, achievements and challenges

•       Continued assistance with our company’s investor relations functions

•       Pursuit of objectives and strategies consistent with improving the company’s near- and long-term financial performance which serves to enhance shareholder value

After evaluating each named executive officer’s performance over the year and taking into account the aggregate amount of each named executive officer’s other compensation outside of the program (including the multi-year awards (as defined below) granted to Mr. Fitzgerald in 2012), the compensation committee determined the appropriate blend of compensation components for each named executive officer and exercised its discretionary authority to determine the amount payable to each named executive officer under the program. The performance-based bonus for each named executive officer was paid as follows:

Name	Target/ Maximum Bonus	Percentage Target Bonus Payable	Total Payout
William R. Fitzgerald	$900,000	61.1%	$550,000
Michael R. Haislip	$322,500	93.0%	$300,000
Michael R. Meyers	$182,500	109.6%	$200,000
William E. Niles	$300,000	96.7%	$290,000
John A. Orr	$243,750	73.8%	$180,000

In light of Mr. Meyers’ exceptional performance in 2012, the compensation committee determined to grant Mr. Meyers a performance-based award that exceeded his target/maximum bonus amount under the program. Therefore, this additional bonus amount of $17,500 was awarded to Mr. Meyers as a discretionary bonus outside of the program.

For more information on these awards, see “—Summary Compensation Table” and “—Grant of Plan-Based Awards” below.

LTIP.  AMG’s 2006 Long-Term Incentive Plan as amended and restated as of September 9, 2008 (which we refer to as the LTIP) was terminated in connection with the sale of AMG on December 31, 2010, and all continuing obligations arising out of the LTIP were transferred to our company.  Historically, the LTIP provided for the grant by AMG of awards which we refer to as phantom appreciation rights or PARs to key employees of AMG.  Subject to vesting in accordance with the LTIP, each PAR measured the increase, if any, in the Value (as defined below) of a phantom unit under the LTIP from the grant date to the date of exercise, in each case as defined in accordance with the LTIP.  Mr. Niles participated in the LTIP, which was subject to the approval of our compensation committee.

Prior to the termination of the LTIP on December 31, 2010, Mr. Niles had received multiple grants, including those made as of July 9, 2010 of 9,000 PARs (which we refer to as the July 2010 Grants), subject to vesting.  The initial value of the PARs granted pursuant to the July 2010 Grants was $17.19 as of the date of such grant.

The amount, if any, by which the Value of a phantom unit on the exercise date of a PAR exceeds the grant date Value of a phantom unit is referred to under the LTIP as the “PAR Value” of such PAR.  Upon the termination of the LTIP on December 31, 2010, the PARs granted pursuant to the July 2010 Grants had a PAR Value of $12.46 per PAR.  These were the only outstanding LTIP awards held by Mr. Niles with a positive unpaid PAR Value as of the termination of the LTIP.

Awards under the LTIP were subject to vesting.  However, in accordance with the terms of the LTIP, all outstanding PARs became 100% vested, and were deemed automatically exercised, on December 31, 2010 as a result of the change in control that occurred when our company sold AMG.  Following this deemed automatic exercise, the LTIP was terminated, and each grantee was entitled to receive consideration in the amount of the applicable PAR Value, including interest from the date of exercise to the date of payment at the rate of three month LIBOR as published in the Wall Street Journal.  Accordingly, Mr. Niles became entitled to receive the consideration with respect to his July 2010 Grants on the earlier of (i) March 31, 2014 and (ii) six months following his “separation from service” as such term is defined in Section 409A of the Code.  Mr. Niles is expected to receive the consideration owed to him with respect to his July 2010 Grants on March 31, 2014, absent an earlier separation event.  The value of Mr. Niles’ LTIP awards, as of December 31, 2010, is included under the heading Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” below.

Under the LTIP, we had a right to require Mr. Niles to repay or return to our company any payments made to him under the LTIP, in the event of a material restatement of our financial statements resulting from his material noncompliance with any financial reporting requirement under applicable securities laws, provided that such material noncompliance resulted from Mr. Niles’ misconduct.

Equity Incentive Compensation.  Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of our stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our company and our subsidiaries.  Accordingly, the compensation committee believes that an executive’s overall mix of compensation should be weighted more heavily toward equity-based incentives.

The Ascent Capital Group, Inc. 2008 Incentive Plan (which we refer to as the incentive plan) provides for the grant of a variety of incentive awards, including non-qualified stock options, stock appreciation rights (which we refer to as SARs), restricted shares, restricted stock units, cash awards and performance awards and is administered by our compensation committee.

Multi-Year Awards.  On November 30, 2012, the compensation committee granted Mr. Fitzgerald a mix of options and restricted shares with a long-term vesting schedule (the multi-year awards).  The multi-year awards were one-time grants that are meant to align the executive’s interests with the long-term goals of our company.  The compensation committee conveyed its views to Mr. Fitzgerald that these multi-year awards are not intended to be annual grants, and the compensation committee will take these multi-year awards into account when determining future grants to Mr. Fitzgerald.  The compensation committee granted the multi-year awards to Mr. Fitzgerald in part in recognition of the increase in the allocation of Mr. Fitzgerald’s time that will be dedicated to our company going forward, in recognition of Mr. Fitzgerald’s renewed commitment to our company pursuant to his new five-year employment term and in recognition of Compensia’s recommendation that a larger portion of Mr. Fitzgerald’s overall compensation should be equity-based.  For more information regarding these awards, see “—Grants of Plan-Based Awards” below.

Perquisites and Personal Benefits.  For the year ended December 31, 2012, the limited perquisites and personal benefits provided to our named executive officers consisted generally of term life insurance premiums and 401(k) matching contributions.  We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

William R. Fitzgerald	2012	611,769	—		8,099,981		8,450,017	550,000		5,648	(2)(3)	17,717,415
Chairman and Chief Executive	2011	553,823	—		2,236,856		1,028,882	—		3,430	(2)(3)	3,882,991
Officer	2010	426,000	—		160,007	(4)	—	—		15,659	(2)(3)	601,666

Michael R. Haislip (5)	2012	436,295	—		—		—	300,000		2,500	(7)	738,795
Senior Vice President	2011	432,778	319,125	(6)	1,084,677		877,500	—		2,450	(7)	2,716,530

Michael R. Meyers (5)	2012	374,147	17,500	(8)	—		—	182,500		2,500	(7)	576,647
Executive Vice President and	2011	364,820	188,132	(6)	655,795		526,500	—		2,450	(7)	1,737,697
Chief Financial Officer

William E. Niles	2012	406,417	—		—		—	290,000		3,430	(3)(7)	699,847
Executive Vice President, General Counsel and Secretary	2011 2010	461,950 491,000	255,000 160,000		1,438,520 49,999	(4)	998,931 —	112,140 —	(9)	33,609 4,155	(3)(7)(10) (3)(7)	3,300,150 705,154

John A. Orr	2012	357,616	—		—		—	180,000		4,628	(3)(7)	542,244
Senior Vice President	2011	348,673	175,000		114,980		—	—		5,160	(3)(7)	643,813
	2010	344,692	115,000		—		—	—		4,900	(3)(7)	464,592

(1)                          The aggregate grant date fair value of stock awards and option awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 17 to our consolidated financial statements for the year ended December 31, 2012 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2013).

(2)                          Includes amounts paid to Mr. Fitzgerald for tax preparation fees and, with respect to 2011 and 2010, amounts paid to Liberty Media for health and welfare benefits under the services agreement with Liberty Media.  See “Certain Relationships and Related Party Transactions—Services Agreement with Liberty Media.”

(3)                          Includes the following term life insurance premiums:

	Amounts ($)
Name	2012	2011	2010
William R. Fitzgerald	648	556	652
William E. Niles	530	380	751
John A. Orr	378	260	528

(4)                          Represents the grant date fair value of stock awards made in 2010 with respect to the specified named executive officer’s performance in 2009.

(5)                          Compensation information has been included for 2012 and 2011 only because Messrs. Haislip and Meyers were not named executive officers in 2010.

(6)                          Represents bonus amounts paid during the year ended December 31, 2011 with respect to the following periods:

	Amounts ($)
Name	July 1, 2010 - June 30, 2011	July 1, 2011 - December 31, 2011
Michael R. Haislip	190,125	129,000
Michael R. Meyers	115,132	73,000

(7)                          Includes the following matching contributions to the applicable named executive officer’s 401(k) account:

	Amounts ($)
Name	2012	2011	2010
Michael R. Haislip	2,500	2,450	—
Michael R. Meyers	2,500	2,450	—
William E. Niles	2,900	4,900	4,155
John A. Orr	4,250	4,900	4,900

(8)                          Represents the portion of Mr. Meyers’ performance-based award that exceeded his maximum bonus amount under the plan, which was thus granted to Mr. Meyers as a discretionary bonus. See “—Compensation Discussion and Analysis —Elements of 2012 Executive Compensation—Bonuses: Performance-Based and Other.”

(9)                          Represents the Par Value, as of December 31, 2010, of the 9,000 PARs granted to Mr. Niles under the LTIP in July 2010. These PARs vested on December 31, 2010 and are payable as described under “—Compensation Discussion and Analysis —Elements of 2012 Executive Compensation—LTIP.”  We anticipate that payment will be made to Mr. Niles on March 31, 2014.

(10)                     Includes $28,329 of moving expenses paid to Mr. Niles in connection with his relocation to the Denver area.

Employment Agreements

Each of Messrs. Fitzgerald, Haislip, Meyers, Niles and Orr has entered into an employment agreement with our company, which agreement, in each case, sets forth the respective terms and conditions of the applicable named executive officer’s employment.  Mr. Fitzgerald entered into an amended and restated employment agreement with our company, effective January 1, 2013, under which he shall devote his entire productive business time, attention and energies to the performance of his duties to the company.

The material terms of the existing employment agreements of our named executive officers are set forth below.

Term

The term of the employment agreement of Mr. Fitzgerald is five years, commencing effective as of January 1, 2013 and ending on December 31, 2017.  The term of the employment agreement of Mr. Orr is five years, commencing effective as of September 17, 2008 (the date of the spin-off of our company from DHC) and ending on September 16, 2013.  The term of Mr. Niles’ employment agreement is five years, commencing effective March 1, 2011 and ending on February 29, 2016.  The term of the employment agreements of each of Messrs. Haislip and Meyers is five years, commencing effective as of June 15, 2011 and ending on June 14, 2016.

Base Salary

Pursuant to their respective employment agreements, each of our named executive officers receives a base salary that is subject to an annual review for increase by the compensation committee.  The 2012 base salaries for each of our named executive officers are set forth in the “—Summary Compensation Table” above.

Bonus

Each of our named executive officers is eligible to receive a bonus in a certain range based on percentages of the applicable named executive officer’s base salary (75% to 150% in the case of Mr. Fitzgerald, 60% to 75% in the case of Mr. Haislip, 50% to 75% in the case of Messrs. Niles and Orr, and 40% to 50% in the case of Mr. Meyers).  Each such officer’s entitlement to receive such bonus, and the actual amount thereof, is determined by the compensation committee in its sole discretion based on the applicable named executive officer’s achievement of certain performance criteria as the compensation committee may establish in its sole discretion.

Equity Incentive Awards

Each of the employment agreements of Messrs. Fitzgerald and Orr memorialized stock option and restricted stock grants previously made under the incentive plan to the applicable named executive officer.  Mr. Fitzgerald’s employment agreement provided for the grant of the following equity awards: (i) options to purchase 380,460 shares of our Series A common stock at an exercise price of $61.21 expiring at the close of business on November 30, 2019 and (ii) 119,540 restricted shares of our Series A common stock (which are subject to certain performance conditions).  Mr. Fitzgerald was also entitled to receive a grant of 12,791 restricted shares of our Series A common stock effective as of the first full trading day following the expiration of the company’s regularly scheduled black-out period during the first calendar quarter of 2013, as determined pursuant to its insider trading policy.  Mr. Fitzgerald’s prior agreement and Messrs. Orr’s and Niles’ employment agreements also provided for equity grants made in prior years.  Messrs. Haislip and Meyers also received equity incentive awards in connection with their entrance into new employment agreements in 2011.  See “—Outstanding Equity Awards at Fiscal Year-End” below.

Termination

The terms and conditions of compensation payable upon termination of the employment of each named executive officer are summarized in “—Potential Payments Upon Termination or Change-in-Control” below.

Gross-Up

Under Mr. Fitzgerald’s employment agreement, if any payment or distribution in the nature of compensation (as defined in Section 280G(b)(2) of the Code) to or for the benefit of Mr. Fitzgerald would be subject to excise tax imposed by Section 4999 of the Code, Mr. Fitzgerald will be entitled to receive a gross-up payment equivalent on an after-tax basis to the amount of such excise tax.

Grants of Plan-Based Awards

The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2012 to our named executive officers.

						All other		All other
						stock		option			Grant
						awards:		awards:		Exercise	date fair
						Number of		Number of		or base	value of
			Estimated Future Payouts under Non-			shares of		securities		price of	stock and
			equity Incentive Plan Awards			stock or		underlying		option	option
			Threshold	Target	Maximum	units		options		awards	awards
Name	Grant Date		($)(2)	($)(3)	($)(3)	(#)		(#)		($/Sh)	($)

William R. Fitzgerald	3/29/2012	(1)	—	900,000	900,000	—		—		—	—
Series A	11/30/2012		—	—	—	119,540	(4)	—		—	7,317,043
Series A	11/30/2012		—	—	—	12,791	(5)	—		—	782,937
Series A	11/30/2012		—	—	—	—		380,460	(6)	61.21	8,450,017

Michael R. Haislip	3/29/2012	(1)	—	322,500	322,500	—		—		—	—

Michael R. Meyers	3/29/2012	(1)	—	182,500	182,500	—		—		—	—

William E. Niles	3/29/2012	(1)	—	300,000	300,000	—		—		—	—

John A. Orr	3/29/2012	(1)	—	243,750	243,750	—		—		—	—

(1)                                  Reflects the date on which our compensation committee established the terms of the 2012 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Bonuses: Performance-Based and Other.”

(2)                                  Our 2012 performance-based bonus program did not provide for a threshold bonus amount. For the actual bonuses paid by our company see the amounts included for 2012 in the column entitled Non-Equity Incentive Plan Compensation in the “—Summary Compensation Table” above.

(3)                                  Represents the target and maximum bonus amounts payable under the program, as determined by the compensation committee in accordance with the terms of each named executive officer’s employment agreement. See “—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Bonuses: Performance-Based and Other.”

(4)                                  Represents Series A restricted stock subject to vesting in accordance with a performance condition:  our 2013 EBITDA must be greater than or equal to 105% of our 2012 EBITDA.  If the performance condition is met, the award is subject to vesting in accordance with the following schedule:  (a) 20% of the restricted shares will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares will vest in four equal quarterly installments during 2017, beginning with March 2015.

(5)                                  Represents a right to acquire Series A restricted stock on the first trading day after the blackout period in March 2013, subject to vesting in accordance with a performance condition:  our 2013 EBITDA must be greater than or equal to 105% of our 2012 EBITDA.  If the performance condition is met, the award is subject to vesting in accordance with the following schedule:  (a) 20% of the restricted shares will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares will vest in four equal quarterly installments during 2017, beginning with March 2015.

(6)                                  Vests in accordance with the following schedule: (a) 20% of the options will vest in four equal quarterly installments during 2015, (b) 30% of the options will vest in four equal quarterly installments during 2016 and (c) 50% of the options will vest in four equal quarterly installments during 2017, beginning with March 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to acquire shares of our common stock, and unvested restricted stock awards, which were outstanding as of December 31, 2012 and held by our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)

William R. Fitzgerald
Option Awards
Series A	280,000	52,059	(1)	21.81	9/17/18	—		—
Series A	18,988	31,646	(2)	48.15	3/29/18	—		—
Series A	—	380,460	(3)	61.21	11/30/2019	—		—
Stock Awards
Series A	—	—		—	—	14,944	(2)	925,631
Series A	—	—		—	—	3,726	(2)	230,788
Series A	—	—		—	—	119,540	(4)	7,404,308
Series A	—	—		—	—	12,791	(5)	792,275

Michael R. Haislip
Option Awards
Series A	—	75,000	(6)	48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	581	(7)	35,987
Series A	—	—		—	—	22,500	(6)	1,393,650

Michael R. Meyers
Option Awards
Series A	—	45,000	(6)	48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	365	(7)	22,608
Series A	—	—		—	—	13,500	(6)	836,190

William E. Niles
Option Awards
Series A	15,912	1,728	(8)	25.09	1/16/19	—		—
Series A	17,206	31,954	(9)	48.15	3/29/18	—		—
Stock Awards
Series A	—	—		—	—	18,853	(9)	1,167,754

John A. Orr
Option Awards
Series A	103,529	18,270	(1)	23.16	9/17/2018	—		—

(1)                      Vests quarterly over five years from September 17, 2008.

(2)                      Vests quarterly over four years from April 1, 2011.

(3)                      Vests in accordance with the following schedule:  (a) 20% of the options will vest in four equal quarterly installments during 2015, (b) 30% of the options will vest in four equal quarterly installments during 2016 and (c) 50% of the options will vest in four equal quarterly installments during 2017.

(4)                      Represents Series A restricted stock award subject to vesting in accordance with a performance condition:  our 2013 EBITDA must be greater than or equal to 105% of our 2012 EBITDA.  If the performance condition is met, the award is subject to vesting in accordance with the following schedule:  (a) 20% of the restricted shares will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares will vest in four equal quarterly installments during 2017, beginning with March 2015.

(5)                      Represents a right to acquire Series A restricted stock the first trading day after the blackout period in March 2013, subject to vesting in accordance with a performance condition:  our 2013 EBITDA must be greater than or equal to 105% of our 2012 EBITDA.  If the performance condition is met, the award is subject to vesting in accordance with the following schedule:  (a) 20% of the restricted shares will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares will vest in four equal quarterly installments during 2017, beginning with March 2015.

(6)                      Vests in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2013, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2014 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2015.

(7)                      Vests quarterly over two years from March 1, 2011.

(8)                      Vests quarterly over four years from January 16, 2011.

(9)                      Vests quarterly over five years from March 1, 2011.

Option Exercises and Stock Vested

The following table sets forth information regarding the exercise of vested options and vesting of restricted stock held by our named executive officers, in each case, during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

William R. Fitzgerald
Series A	15,000	473,400	27,273	1,376,719
Series B	—	—	9,029	469,959

Michael R. Haislip
Series A	—	—	2,321	123,791

Michael R. Meyers
Series A	—	—	1,450	77,330

William E. Niles
Series A	—	—	6,727	357,534

John A. Orr
Series A	—	—	7,146	365,563

(1)                                 Includes shares withheld in payment of withholding taxes at election of holder.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements of our named executive officers, as in effect on December 31, 2012, and each of our incentive plans provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our company.

Change of Control

Under each of the employment agreements of Messrs. Fitzgerald and Orr, a change of control of our company would be deemed to have occurred if any of the following occurs:

(i)                  any person or group (other than Mr. Malone and certain affiliates, each of whom we refer to as an Ascent Permitted Holder) acquires, together with stock already held by such person or group, more than 50% of the total fair market value or more than 50% of the total voting power of the stock of our company;

(ii)               any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, assets of our company having a gross fair market value of 40% or more of the total gross fair market value of all of our company’s assets immediately prior to such acquisition or acquisitions;

(iii)            any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, 30% or more of the total voting power of the stock of our company; or

(iv)           a majority of our company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors before the date of appointment or election.

Any such change of control results in an increase in each such executive’s severance, as described under “—Termination Without Cause” below.

Termination for Cause

If our company terminated any of our named executive officers for “Cause,” we would have no further liability or obligations under the applicable agreement to such named executive officer other than accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses.  “Cause” is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer’s duties; material violations of company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

Termination Without Cause

If our company terminated the employment of Messrs. Fitzgerald or Orr without Cause, our company would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)                  if termination occurs prior to a change of control, as defined in the employment agreement, the product of 2 (in the case of Mr. Fitzgerald) or 1 (in the case of Mr. Orr) times the sum of (A) the named executive officer’s base salary plus (B) the named executive officer’s minimum target bonus (equal to 75%, in the case of Mr. Fitzgerald, or 50%, in the case of Mr. Orr, of the named executive officer’s base salary); or

(ii)               if termination occurs concurrently with or following such a change of control, the product of 2.5 (in the case of Mr. Fitzgerald) or 1.5 (in the case of Mr. Orr) times the sum of (A) the named executive officer’s base salary plus (B) the named executive officer’s minimum target bonus (equal to 75%, in the case of Mr. Fitzgerald, or 50%, in the case of Mr. Orr, of the named executive officer’s base salary).

If our company terminated the employment of Messrs. Haislip, Meyers or Niles without Cause, our company would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)                  in the case of Mr. Haislip, an amount equal to the sum of (A) 1.5 times his annual base salary plus (B) his minimum target bonus of 60% of his base salary (which shall be pro rated for the number of days worked during the year of such termination);

(ii)               in the case of Mr. Meyers, an amount equal to the sum of (A) 1.25 times his annual base salary plus (B) his minimum target bonus of 40% of his base salary (which shall be pro rated for the number of days worked during the year of such termination); and

(iii)            in the case of Mr. Niles, an amount equal to the sum of (A) 1.5 times his annual base salary plus (B) his minimum target bonus of 50% of his base salary (which shall be pro rated for the number of days worked during the year of such termination).

In addition, the multi-year awards of Messrs. Fitzgerald and Niles provide for certain acceleration events (other than upon a change of control, death or disability).  If either of Messrs. Fitzgerald or Niles is terminated without Cause, their multi-year stock option awards (with respect to 50,634 and 49,160 Series A shares, respectively) will vest as to the portion of such awards that would have vested through the end of the calendar year in which the termination occurred.  Mr. Niles’ multi-year award of 23,212 Series A restricted shares also provides for full vesting in the event he is terminated without Cause. In addition, if Mr. Fitzgerald is terminated without Cause prior to the satisfaction of certain performance conditions, his 2012 award of 119,540 Series A restricted shares will vest as to a portion such award equal to (i) the total number of shares subject to the award multiplied by the quotient of (ii) the number of calendar quarters having passed since the date of grant (including the quarter of termination) divided by twenty.

Similarly, the equity grants made in September 2011 to Messrs. Haislip and Meyers provide for certain acceleration events (other than upon a change of control, death or disability).  If either of Messrs. Haislip or Meyers is terminated without Cause, their stock option awards and restricted stock awards will vest as to the portion of such awards that would have vested through the end of the calendar year in which the termination occurred, unless such termination occurs prior to January 1, 2013, in which case, each would vest as to 20% of the total number of options or restricted shares, as applicable, covered by such awards.

Termination with Good Reason

Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, each of our current named executive officers may terminate his employment for “Good Reason” and receive the same rights and payments as if such named executive officer’s employment was terminated without Cause.  “Good Reason” is defined in each employment agreement to include:

(i)                  in the case of Mr. Fitzgerald, a material reduction in base salary, a material reduction in Mr. Fitzgerald’s responsibilities with our company, a material change in the office or location at which Mr. Fitzgerald is required to perform services and a material breach by our company of any provision of his employment agreement;

(ii)               in the case of Messrs. Haislip and Meyers, a material reduction in base salary, the company requiring the applicable named executive officer to devote a majority of such officer’s time to the performance of duties that are materially inconsistent with such officer’s position at the company, the relocation of the applicable named executive officer’s principal place of employment by more than 75 miles, and a material breach by our company of any provision of the applicable named executive officer’s employment agreement;

(iii)            in the case of Mr. Niles, a reduction in base salary, the relocation of his principal place of employment by more than 35 miles and a material breach by our company of any provision of his employment agreement; and

(iv)           in the case of Mr. Orr, a material reduction in base salary and a material breach by our company of any provision of his employment agreement.

Death or Disability

In the event any of our named executive officers dies or becomes disabled during such named executive officer’s term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses.  In addition:

(i)                  Mr. Fitzgerald is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination multiplied by 2, provided that in the event Mr. Fitzgerald is eligible to participate in, and is covered by, the company’s basic life insurance group benefit plan at the time of Mr. Fitzgerald’s termination due to death, the company’s obligation to pay such amount will be reduced by the amount paid pursuant to such basic life insurance group benefit plan; and

(ii)               Mr. Niles is entitled to a lump sum amount equal to his monthly base salary in effect on the date of termination for the lesser of six months or the remainder of the term of his employment agreement.

Non-Renewal

Each of the employment agreements of Messrs. Fitzgerald, Haislip, Meyers and Niles provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without Cause and entitled to the severance benefits described under “—Termination Without Cause” above.  In addition, Mr. Fitzgerald’s agreement provides that if the company elects to renew Mr. Fitzgerald’s employment agreement and Mr. Fitzgerald does not accept such offer for renewal within the time period specified under the employment agreement, Mr. Fitzgerald will be treated as having been terminated without Cause, except that if such termination occurs prior to a “change in control,” the company will instead pay to Mr. Fitzgerald an amount equal to any unpaid bonus to which he has become entitled for the calendar year prior to the year in which such termination occurs, plus the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the minimum target bonus then in effect, multiplied by (ii) 1 (as opposed to 2, as described above).

LTIP

As described under “—Compensation Disclosure and Analysis—LTIP” above, the LTIP provided for full vesting of all outstanding PARs in connection with a change of control of AMG, which occurred on December 31, 2010.  The table below includes the amounts accrued, as of December 31, 2012, that are payable to Mr. Niles in accordance with the LTIP.

Incentive Plan

Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the incentive plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Benefits Payable Upon Termination or Change in Control

The following table sets forth benefits that would have been payable to each named executive officer if the employment of such named executive officer had been terminated on December 31, 2012, and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2012 had been paid in full as of such date.

Name	Voluntary Termination		Termination for Cause	Termination Without Cause or for Good Reason (After a Change in Control)		Termination Without Cause or for Good Reason (Without a Change in Control)		Death		Disability
William R. Fitzgerald
Severance	—		—	$2,677,500		$2,142,000		$1,224,000		$1,224,000
Restricted Stock	—		—	$8,560,727	(2)	—		$8,560,727	(2)	$8,560,727	(2)
Options	$11,498,245	(1)	—	$14,301,506	(2)	$11,498,245	(1)	$14,301,506	(2)	$14,301,506	(2)
Total	$11,498,245		—	$25,539,733		$13,640,245		$24,086,233		$24,086,233

Michael R. Haislip
Severance	—		—	$654,000		$654,000		—		—
Restricted Stock	—		—	$1,429,637	(2)	$278,730	(3)	$1,429,637	(2)	$1,429,637	(2)
Options	—		—	$1,045,500	(2)	$209,100	(3)	$1,045,500	(2)	$1,045,500	(2)
Total	—		—	$3,129,137	(4)	$1,141,830	(4)	$2,475,137		$2,475,137

Michael R. Meyers
Severance	—		—	$467,500		$467,500		—		—
Restricted Stock	—		—	$858,798	(2)	$167,238	(3)	$858,798	(2)	$858,798	(2)
Options	—		—	$627,300	(2)	$125,460	(3)	$627,300	(2)	$627,300	(2)
Total	—		—	$1,953,598	(4)	$760,198	(4)	$1,486,098		$1,486,098

William E. Niles
Severance	—		—	$622,500		$622,500		$207,500		$207,500
Restricted Stock	—		—	$1,167,755	(2)	$934,798	(5)	$1,167,755	(2)	$1,167,755	(2)
Options	$823,628	(1)	—	$1,327,950	(2)	$823,628	(1)	$1,327,950	(2)	$1,327,950	(2)
LTIP	$112,140	(6)	—	$112,140	(6)	$112,140	(6)	$112,140	(6)	$112,140	(6)
Total	$935,768		—	$3,230,345		$2,493,066		$2,815,345		$2,815,345

John A. Orr
Severance	—		—	$814,500		$543,000		—		—
Restricted Stock	—		—	—		—		—		—
Options	$4,014,855	(1)	—	$4,723,365	(2)	$4,014,855	(1)	$4,723,365	(2)	$4,723,365	(2)
Total	$4,014,855		—	$5,537,865		$4,557,855		$4,723,365		$4,723,365

(1)                                 Based on the number of vested options held by each named executive officer at year-end.  For more information, see “—Outstanding Equity Awards at Fiscal Year-End” above.

(2)                                 Based on (i) the number of vested options and (ii) the number of unvested options and the number of shares of restricted stock, in each case, held by each named executive officer at year-end.  For more information, see “—Outstanding Equity Awards at Fiscal Year-End” above.

(3)                                 Based on 20% of the total number of options or restricted shares, as applicable, subject to the named executive officer’s equity grants made in September 2011.

(4)                                 Amounts payable to Messrs. Haislip and Meyers are conditioned upon continued compliance with the terms of the non-competition and non-solicitation covenants contained in their respective employment agreements.

(5)                                 Based on 15,092 of the unvested restricted shares subject to Mr. Niles’ multi-year award on December 31, 2012.

(6)                                 Represents the aggregate PAR Value, as of December 31, 2010.

Compensation of Directors

Our directors who are also employees of our company receive no additional compensation for their services as directors.  Each of our non-employee directors receives compensation for services as a director and, as applicable, for services as a member of any Board committee, as described below. All of our directors are reimbursed for travel expenses relating to the attendance of our Board or committee meetings.

Compensation Policy.  On December 13, 2012, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2013.  For 2012, each of our non-employee directors was paid an annual cash retainer fee of $55,000, payable quarterly in arrears.  In addition, for their services to be rendered to our Board in 2013, each non-employee director received an award of Series A restricted stock with a grant date value of $75,000, vesting quarterly over a two-year period.  For service on each of our audit committee, compensation committee and nominating and corporate governance committee, each member received an award of Series A restricted stock with a grant date value of $5,000 per committee, other than the chairman of each such committee who instead received an award of Series A restricted stock with a grant date value of $15,000 per committee chaired, with each such Series A restricted award vesting over a two-year period. Any non-employee director serving in the role of chairman of our executive committee received an award of Series A restricted stock with a grant date value of $15,000.  All such Series A restricted stock awards were made under our director plan (as described below).

Director Plan.  The Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan (which we refer to as the director plan) is administered by our entire Board.  Our Board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made.  The director plan is designed to provide our non-employee directors with additional remuneration for services rendered, to encourage their investment in our common stock (thereby increasing their proprietary interest in our business and increasing their personal interest in the continued success and progress of our company) and to aid in attracting persons of exceptional ability to become non-employee directors of our company.  Our Board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plan (which we refer to, collectively, as director awards).

The maximum number of shares of our common stock with respect to which director awards may be issued under the director plan is 500,000, subject to anti-dilution and other adjustment provisions of the director plan.  Shares of our common stock issuable pursuant to director awards are made available from either authorized but unissued shares or shares that have been issued but reacquired by us (including shares purchased in the open market).

Director Compensation Table

The following table sets forth compensation paid to our non-employee directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(3)	Total ($)

Philip J. Holthouse	55,000	100,000	—	155,000	(2)
John C. Malone	—	—	—	—	(4)
Brian C. Mulligan	55,000	100,000	—	155,000	(2)
Michael J. Pohl	55,000	100,000	—	155,000	(2)
Carl E. Vogel	55,000	95,000	—	150,000	(2)

(1)       The aggregate grant date fair value of stock awards and option awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 17 to our consolidated financial statements for the year ended December 31, 2012 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2013).

(2)       Our non-employee directors received the following restricted stock awards on December 13, 2012 in recognition of services to be rendered to our Board during 2013.  Such shares of restricted stock will vest in eight equal quarterly installments over a period of two years.

Name	Shares of Restricted Stock
Philip J. Holthouse	1,626
Brian C. Mulligan	1,626
Michael J. Pohl	1,626
Carl E. Vogel	1,545

(3)       As of December 31, 2012, our non-employee directors held the following stock incentive awards:

	Philip J. Holthouse	John C. Malone	Brian C. Mulligan	Michael J. Pohl	Carl E. Vogel
Options
Series A	17,692	4,997	17,692	14,692	6,329
Restricted Stock
Series A	1,626	—	1,626	1,626	1,545

(4)       Mr. Malone resigned from our Board on September 13, 2012.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2012, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Ascent Capital Group, Inc. 2008 Incentive Plan:			258,769	(1)
Series A common stock	1,247,214	$41.80
Series B common stock	—	—
Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan:			400,646	(1)
Series A common stock	61,402	$36.41
Series B common stock	—	—
Equity compensation plans not approved by security holders—None:	—	—	—
Total:	1,308,616		659,415	(1)
Series A common stock	1,308,616
Series B common stock	—

(1)       Each plan permits grants of, or with respect to, shares of our Series A common stock or Series B common stock subject to a single aggregate limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

We adopted a code of ethics and corporate governance guidelines to govern the review and approval of related party transactions.  Under our code of ethics, any transaction which may involve an actual or potential conflict of interest and is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, such transaction must be approved by the audit committee or another independent body of our Board designated by our Board. Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our Chief Executive Officer and the chair of our audit committee.  All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests.  In addition, an independent committee of our Board, designated by our Board, will resolve any conflict of interest issue involving a director, our Chief Executive Officer or any other executive officer.  No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee.

Services Agreement with Liberty Media

Pursuant to the services agreement between Liberty Media and DHC, which was assumed by our company in connection with our spin-off from DHC in September 2008, Liberty Media agreed to provide certain general and administrative services, including legal, tax, accounting, treasury and investor relations support, as and to the extent requested by us.  We agreed to reimburse Liberty Media for direct, out-of-pocket expenses incurred by Liberty Media in providing these services and for our allocable portion of costs associated with any shared services or personnel.  The services agreement provides for Liberty Media and our company to review cost allocations every six months and adjust such charges, if appropriate.  John C. Malone, a former director of our company, and the beneficial owner of shares of our common stock representing approximately 34.84% of our aggregate voting power as of February 28, 2013, is the Chairman of the Board of Liberty Media and beneficially owns Liberty Media common stock representing approximately 43% of Liberty Media’s aggregate voting power as of January 31, 2013.  In 2012, we reimbursed Liberty Media approximately $139,000 for certain general and administrative services and office space pursuant to the services agreement.

STOCKHOLDER PROPOSALS

This proxy statement relates to our annual meeting of stockholders for the calendar year 2013 which will take place on May 22, 2013.  We currently expect that our annual meeting of stockholders for the calendar year 2014 will be held within 30 days of the anniversary of this year’s meeting.  In order to be eligible for inclusion in the proxy materials for the 2014 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, on or before the close of business on December 14, 2013, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting.  To be considered for presentation at the 2014 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on March 24, 2014 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

We file periodic reports, proxy materials and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at www.sec.gov.  Additional information can also be found on our website at http://www.ascentcapitalgroupinc.com.  (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.)  If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, telephone: (303) 628-5600, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 01MQAC 1 2 D V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominee listed, FOR Proposal 2 and AGAINST Proposal 3. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION 01 - Philip J. Holthouse* *To serve as a Class II member of our board of directors until the 2016 annual meeting. 1.Director Election: For Withhold For Against Abstain 2. Proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013. For Against Abstain 3. Stockholder proposal relating to the redemption of the preferred share purchase rights issued pursuant to our Rights Agreement, dated September 17, 2008, as amended. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext  1 6 1 8 3 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET, TELEPHONE OR SMARTPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the three voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2013. Vote by Internet Go to www.envisionreports.com/ASCMA  Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Notice of 2013 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2013 The undersigned appoints William E. Niles and John Orr and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Ascent Capital Group, Inc. Series A Common Stock and Ascent Capital Group, Inc. Series B Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held on May 22, 2013, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE LISTED NOMINEE AND IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS ON THE PROPOSALS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER. PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO ASCENT CAPITAL GROUP, INC., C/O COMPUTERSHARE, P.O. BOX 43102, PROVIDENCE, RI, 02940-0568. IF YOU DO NOT VOTE BY TELEPHONE, SMARTPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Proxy — Ascent Capital Group, Inc. 2013 Annual Meeting Admission Ticket 2013 Annual Meeting of Ascent Capital Group, Inc. Stockholders Wednesday, May 22, 2013, 10:00 a.m., local time 5251 DTC Parkway Second Floor Conference Room Greenwood Village, CO 80111 Upon arrival, please present this admission ticket and photo identification at the registration desk. DRIVING DIRECTIONS From the Denver International Airport (DIA) via Tollway: • Take the ramp onto Peña Blvd. • Take the E-470 Tollway South. • Transfer to I-25 North/US-87 North (Exit 1A). • Exit at Belleview Ave/CO-88 (Exit 199). • Keep Right at the fork, follow signs for Syracuse St/DTC Parkway and merge onto E Belleview Ave. • Turn Right on DTC Parkway. • The building is on the right-hand side. From the Denver International Airport (DIA) via Freeways: • Take the ramp onto Peña Blvd. • Transfer to I-225 South (Exit 282). • Transfer to I-25/US-87 South (Exit 1A on left). • Exit at CO-88/Belleview Ave (Exit 199). • Turn Left on E Belleview Ave. • Turn Right on DTC Parkway. • The building is on the right-hand side. IF YOU HAVE NOT VOTED VIA THE INTERNET, TELEPHONE OR SMARTPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

www.envisionreports.com/ASCMA Step 1: Go to www.envisionreports.com/ASCMA to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/ASCMA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 01MQCC + + Important Notice Regarding the Availability of Proxy Materials for the Ascent Capital Group, Inc. Stockholder Meeting to be Held on May 22, 2013 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Form 10-K are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2013 to facilitate timely delivery. . 1234 5678 9012 345 C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK

Directions to the Ascent Capital Group, Inc. 2013 Annual Meeting DRIVING DIRECTIONS From the Denver International Airport (DIA) via Tollway: • Take the ramp onto Peña Blvd. • Take the E-470 Tollway South. • Transfer to I-25 North/US-87 North (Exit 1A). • Exit at Belleview Ave/CO-88 (Exit 199). • Keep Right at the fork, follow signs for Syracuse St/DTC Parkway and merge onto E Belleview Ave. • Turn Right on DTC Parkway. • The building is on the right-hand side. From the Denver International Airport (DIA) via Freeways: • Take the ramp onto Peña Blvd. • Transfer to I-225 South (Exit 282). • Transfer to I-25/US-87 South (Exit 1A on left). • Exit at CO-88/Belleview Ave (Exit 199). • Turn Left on E Belleview Ave. • Turn Right on DTC Parkway. • The building is on the right-hand side. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.  Internet – Go to www.envisionreports.com/ASCMA. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.  Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.  Email – Send email to investorvote@computershare.com with “Proxy Materials Ascent Capital Group, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2013. Stockholder Meeting Notice & Admission Ticket Ascent Capital Group, Inc.’s Annual Meeting of Stockholders will be held on May 22, 2013 at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, CO 80111, at 10:00 a.m. Local Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR the nominee listed, FOR Proposal 2 and AGAINST Proposal 3: 1. Election of Director: 01 - Philip J. Holthouse 2. Proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013. 3. Stockholder proposal relating to the redemption of the preferred share purchase rights issued pursuant to our Rights Agreement, dated September 17, 2008, as amended. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, by smartphone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01MQCC